                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

          THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this
"AMENDMENT") made as of the 17th day of December, 1999, by and between PRIME HOSPITALITY CORP., a Delaware corporation ("SELLER"), and MARRIOTT INTERNATIONAL INC., its successor or assigns ("PURCHASER").

                             EXPLANATORY STATEMENT

          A. By Purchase and Sale Agreement dated September 15, 1999 between Seller and Purchaser (the "ORIGINAL AGREEMENT"), Seller agreed to sell to Purchaser and Purchaser agreed to buy from Seller those certain parcels of Real Property situated in St. Thomas in the Territory of the U.S. Virgin Islands and the Business Assets of the Resorts operating thereon (collectively, the "SUBJECT PROPERTY"), all as more particularly described in the Original Agreement, on to terms and conditions set forth therein.

          B. Under the terms of the Original Agreement, it is a condition precedent to Purchaser's obligation to close on the Subject Property for Purchaser to obtain from the Virgin Islands Industrial Development Commission (the "COMMISSION") a transfer of those certain Industrial Development Certificates and any and all benefits pursuant thereto (including, without limitation, benefits relating to income taxes, gross receipt taxes, and excise taxes), issued by the Commission and benefiting, or intended to benefit, Seller through March 31, 2011 as set forth in the Original Agreement (referred to in the Original Agreement as the First Certificate and the Second Certificate, and hereinafter collectively referred to as the "CERTIFICATES").

          C. Purchaser and Seller have agreed to an alternative approach to satisfy the condition precedent relating to the transfer of the Certificates whereby Purchaser shall, as a new applicant, make application for and attempt to obtain from the Commission a new Industrial Development Certificate (the "New Certificate") to be issued in the name of Purchaser and to take effect on the date of transfer of the Subject Property from Seller to Purchaser.

          D. To memorialize the foregoing understanding and agreement, Seller and Purchaser have agreed to amend the Original Agreement as hereinafter set forth (the Original Agreement and this Amendment, hereafter this "AGREEMENT").

          NOW, THEREFORE, WITNESSETH, that Seller and Purchaser, in consideration of Explanatory Statement which is hereby incorporated by reference, the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

          1. Defined Terms. Capitalized terms used in this Amendment shall have the meaning ascribed to them in the Original Agreement.

          2. Conditions Precedent to Closing. As of the effective date of this Amendment, Section 9(a)(v) of the Original Agreement shall be amended to read as follows:

          (v) Industrial Development Certificate and Industrial Benefits. Purchaser shall have been able either to (1) obtain a transfer of those certain Industrial Development Certificates as more particularly hereinafter set forth in subsection (A), or (2) obtain the issuance of an Industrial Development Certificate as more particularly hereinafter set forth in subsection (B).

                    (A) Transfer of Industrial Development Certificate and Industrial Development Benefits. Purchaser shall have been able to obtain a transfer of (i) that certain Industrial Development Certificate
                              (the "First Certificate") and any and all benefits including, without limitation, Industrial Development benefits, pursuant to the First Certificate issued by the Virgin Islands Industrial Development Commission ("Commission") and currently benefiting Seller until March 31, 2001, by virtue of that certain Transfer of Certificate from Frenchman's Reef Beach Associates to Seller dated March 18, 1998, and (ii) that certain Industrial Development Certificate (the "Second Certificate") and any and all benefits including, without limitation, Industrial Development benefits, pursuant to the Second Certificate issued or to be issued by the Commission for the benefit of Seller for a period of 10 years commencing April 1, 2001. It is the requirement of Purchaser that transfer of the First Certificate and the Second Certificate provide for the following exemptions from taxes and duties through March 31, 2011:

                                        - Gloss Receipt Taxes                   100% exemption
                                        - USVI Income Taxes                      90% exemption
                                        - Dividend Withholding Taxes             80% exemption
                                        - Interest Withholding Taxes            100% exemption
                                        - USVI Real Property Taxes              100% exemption
                                               on real property used for operating a hotel
                                        - Customs Duties                        Customs duty capped
                                               at 1% ad valorem assessment on certain items
                                        - Excise Taxes                          100% exemption



                                        Purchaser agrees to use its reasonable
                                        efforts to comply with and complete all
                                        preconditions set by the Commission for
                                        the transfer of the First and Second
                                        Certificates. Seller agrees to cooperate with Purchaser to obtain the
                                        Commission's approval to transfer the
                                        First Certificate and the Second
                                        Certificate and all of the benefits
                                        pursuant thereto (including, without
                                        limitation, benefits relating to
                                        income taxes, gross receipt taxes, and
                                        excise taxes) to Purchaser.

                    (B) Industrial Development Certificate and Industrial Development Benefits. The Virgin Islands Industrial Development Commission (the "Commission") shall approve and issue directly to Purchaser, in Purchaser's name, an Industrial Development Certificate (the "New IDC Certificate") providing benefits and exemptions equivalent to those afforded Seller pursuant to the First Certificate and Second Certificate but for a period from the date of Closing through the ten (10) year anniversary date of Closing, including, without limitation, the following exemptions from taxes and duties:

                                        Gross Receipt Taxes                             100% exemption
                                        USVI Income Taxes                                90% exemption
                                        Dividend Withholding Taxes                       80% exemption
                                        Interest Withholding Taxes                      100% exemption
                                        USVI Real Property Taxes                        100% exemption
                                             on real property used for operating a hotel
                                        Customs Duties                                  Customs duty capped
                                             at 1% ad valorem assessment on certain items
                                        Excise Taxes                                    100% exemption


                    (C) Purchaser agrees to use its reasonable efforts to comply with and complete all preconditions set by the Commission either for the transfer specified in Section 9(a)(v)(A) or the issuance of the New IDC Certificate specified in Section 9(a)(v)(B). Seller agrees to cooperate with Purchaser, if necessary, to obtain the Commission's approval to issue the New IDC Certificate and all of the benefits pursuant thereto (including, without limitation, benefits relating to income taxes, gross receipt taxes, and excise taxes) to Purchaser.

          3.        Purchase Price. As of the effective date of this Amendment,
Section 2 of the Original Agreement shall be amended to incorporate the following provision, to be inserted after the first sentence of paragraph 2:

                    Notwithstanding any term or provision in this Agreement to the contrary, if Purchaser obtains the issuance of the New IDC Certificate as more particularly set forth in Section 9(a)(v)(B) of this Agreement but does not obtain the transfer as more particularly set forth in Section 9(a)(v)(A), the purchase price for the Subject Property shall be Seventy Three Million Dollars ($73,000,000), it being agreed among the parties hereto that said reduction in purchase price is necessary to account for the loss of benefits provided under the First and Second Certificates.

          4. Closing. As of the effective date of this Amendment, Section 10 of the Original Agreement shall be amended to incorporate the following provision, to be inserted after the second sentence of the first paragraph:

                    Notwithstanding any term or provision in this Agreement to the contrary, if Purchaser obtains the issuance of the New IDC Certificate as more particularly set forth in Section 9(a)(v)(B) of this Agreement but does not obtain the transfer as more particularly set forth in Section 9(a)(v)(A), the purchase and sale of the Subject Property shall close in accordance with the terms and conditions set forth in the Original Agreement but in no event earlier than January 31, 2000.

          5. No Other Amendments. In all other respects, each and every term, covenant, agreement and condition of the Agreement shall remain in full force and effect and binding on the parties thereto, except as amended herein.

          6. Multiple Counterparts and Facsimile Signature. This Amendment may be executed in a number of identical counterparts and by exchange of facsimile signatures. If so executed, each of such facsimile executed counterparts shall, collectively, constitute one agreement; but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

          IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Amendment, with the intention that this Amendment constitute a sealed instrument, as of the date first above written.


                              SELLER:
                              PRIME HOSPITALITY CORP.


Dated:  12/17/99              By: /s/ DOUGLAS VICACI  [SEAL]
      -----------                --------------------
                              Name: DOUGLAS VICACI
                                   ------------------
                              Title: SVP & CFO
                                    -----------------

                                        PURCHASER:
                                        MARRIOTT INTERNATIONAL, INC.


Dated: December 17, 1999                By: /s/ WENDELL B. WARD       [SEAL]
       -----------------                   --------------------------
                                        Name: WENDELL WARD
                                             ------------------------
                                        Title: VICE PRESIDENT
                                               ----------------------

LISTING OF EXHIBITS INTENTIONALLY OMMITTED

EXHIBIT B                     BUSINESS ASSETS

EXHIBIT C                     ESCROW INSTRUCTION LETTER

EXHIBIT E                     LEASES AND SERVICE CONTRACTS TO BE ASSUMED
                              BY PURCHASER

EXHIBIT F                     CATEGORIES OF UNOPENING FOOD, BEVERAGE,
                              AND OPERATING SUPPLIES

EXHIBIT G                     ENVIRONMENTAL REPORT

EXHIBIT H                     EMPLOYMENT AGREEMENTS/DESIGNATED
                              EMPLOYEES AGREEMENTS

EXHIBIT I                     LIST OF GOVERNMENTAL PERMITS AND GRANTS

EXHIBIT J                     TITLE COMMITMENT

EXHIBIT K                     EXISTING SURVEY

EXHIBIT M                     VIOLATIONS